Handeni Gold Inc. final first phase drill results on the Kwandege project includes gold values of 6.2 g/t over 5m.

Vancouver, British Columbia, April 23, 2012 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCBB: HNDI) is pleased to announce the final first phase drill results on its Kwandege project which is located on its 800 km2 Handeni property in the United Republic of Tanzania (Fig. 1).

"The assay results on Kwandege are very encouraging, particularly the continuous background of gold that is present throughout most of this target", said Dr. Reyno Scheepers, President and CEO of Handeni Gold. "We have now upgraded the Kwandege target to project status, which is located some 17 kilometers away from the original Magambazi Hill mineralization, illustrating that our other already identified targets all may have similar potential", he added.

37 drill holes (4989 meters in total) have now been drilled on the Kwandege mineralized zone (Fig. 1), completing the first phase drilling program on this project. Of the 19 holes for which assay results are reported here, 15 were drilled on the main Kwandege target, three on a chargeability and radiometric target south of the main Kwandege target and one on a potential south eastern extension of the main Kwandege target (Fig. 1). The total number of drill holes on the main Kwandege target for the first phase drilling phase were 33, including a single hole abandoned due to bad drilling ground. 26 of the 32 drill holes yielded gold assay values of more than 0.5 g/t over a one-metre interval or thicker intersection, whereas four of the remaining holes had anomalous gold values of up to 0.49 g/t.

KW1_14
KW1_07
KW6_02
KW6_03
KW1_13
KW1_11
KW1_08A
KW1_10
KW4_03
KW1_09
KW4_02
377706/9358630
KW2_04
L
KW2_07
KW1_03
KW2_03
H
KW1_08
KW2_02
H
KW1_04
KW2_09
KW2_06
KW1_01
KW2_08
KW1_02
KW2_10
KW1_05
KW1_06
KW6_01
KW5_01
KW4_01
KW2_01
KW8_01
KW7_01
KW1_12
KW2_05
KW3_01
KW3_02
KW3_03
1 km
380060/9355511

Fig. 1: Kwandege drill hole positions for which gold assay results are reported are indicated in black and drill hole positions for previously released assay results are in red. Blue dots represent positions of current artisanal workings and the area outlined in purple is an approximately 1km2 sulphide and radioelement enriched zone. Hole KW2_10 was drilled on a potential south eastward extension of the main Kwandege mineralized zone.

As shown in Table 1 belowthe best results for the currently released data is 6.20 g/t over 5 m, including 29.60 g/t over 1 m (KW2_07), 2,11 g/t over 1 m (KW1_07, and KW4_03) and 3,70 g/t over 1 m (KW2_08).

Table 1: Assay results for the 15 drill holes on the main Kwandege targets zone reported.

Of the three drill holes reported here and drilled on the chargeability zone (KW3_01, KW3_02 and KW3_03) (Fig. 1), all three intersected the zone associated with gold mineralization in the Handeni area but only KW3_01 yielded anomalous gold values of 0.24 g/t over 1 m intersections. Thus, despite large percentages of pyrite, as well as some arsenopyrite being present in most of the core intersected on the chargeability anomaly as outlined, general gold values over this anomaly are unexpectedly low. The potential for gold on the perimeter of the chargeability zone however remains high and further drilling is required.

Anomalous gold values were intercepted over large portions of drill core in KW2_10, drilled on a potential south eastern extension of the main Kwandege mineralization zone. Although no values of economic grade are present in this single drill hole, the garnet amphibolite (the favourable zone for gold mineralization) was intersected. The lower values are most likely due to an unfavourable sub-surface structural intersection and further drilling is necessary to assess the (new) south eastern extension of the main Kwandege target.

The best intersections obtained on the first phase of the Kwandege drilling project (32 holes) were:

a) KW2_01 with 4.40 g/t over 12 meters, including 29.5 g/t over 1 m as well as 3.54 g/t over 1 m;
b) KW2_07 with 6,20 g/t over 5 m including 29.60 g/t over 1 m;
c) KW1_08 with 1,1 g/t over 9 m including 5.67 g/t over 1 m;
d) KW1_14 with 1,74 g/t over 6 m including 2.45 g/t over 2m and 3.51 g/t over 1m;
e) KW1_07 and KW4_03 each with 2.11 g/t over 1 m, and
f) KW2_08 with 3.70 g/t over 1 m.

An important feature of the Kwandege target is the fact that low level gold values (0.5 g/t to 1 g/t) were encountered in numerous intersections in the drill holes and also confirmed by the latest assay results. As indicated in Fig. 1, anomalous gold with some potentially economic intersections have been encountered in an E - W (strike) direction of 1,501 meters (based on the results of the completed phase 1 drilling program). The additional assay results as reported herein confirm the open ended nature of the mineralization in an E-W direction.

The structural control on the gold mineralization is an important feature of mineralization at Kwandege. Based on the current results, gold is particularly enriched in the upper of two garnet amphibolite layers separated by a felsic gneiss unit. Within the garnet amphibolite, gold is most likely concentrated in the proximity of fold noses. The package of garnet amphibolite as well as felsic gneiss units are contained within a SSW towards NNE thrust unit.

Handeni Gold is currently evaluating the geological results of the first phase drilling program and planning the second phase of drilling on the Kwandege prospect which will consist of a program of infilling drilling as well drilling aimed at extending the western extension as a priority followed by the eastern extension of the mineralization zone.

The drilling, sampling and quality assurance/quality control programs are overseen by a team consisting of Reyno Scheepers Pr. Sci. Nat.;Ph.D. (CEO and a Qualified Person as designated by NI43-101), Bernard McDonald M.Sc. (Expl. Geol.; VP Exploration) and George Rwekiti (M.Sc.; Exploration Manager). SRK Consulting is externally monitoring the program.

Drill hole results are reported as received and in no preselected order. Intercepts are reported as drilling widths due to extreme folding of layers. More drilling will be needed to confirm true widths that are estimated to be approximately 80% at Kwandege. For the holes reported for this phase of the assay program sampling was conducted along one meter continuous intervals of the core.

Splitting of samples (core saw) is conducted on site for each project and all samples submitted with QA and QC checks (approximately in the following variable sequence): Standard, 9 Samples, Blank, 1 Sample, Duplicate, 7 Samples, Standard. External laboratory checks are also conducted. Half core samples are retained on site. Samples were assayed at the SGS Laboratory in Mwanza, Tanzania, by 50g gold fire assay. Samples are also submitted to ALS Chemex, Mwanza, from where a < 75µm plit of the pulverized material is sent to ALS Chemex in Johannesburg for analyses by fire assay and ICP-AES.

For further information please contact:

Handeni Gold Inc.

Mr. Bob Dynes (Investor relations manager):

Tel:              +1.604.642.6165
Mobile:             +1.778.881.6165
Email:                rdynes@handenigold.com / info@handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigoldltd.com.

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